DELEK US HOLDINGS ACQUIRES REMAINING
EQUITY INTEREST IN LION OIL COMPANY

BRENTWOOD, Tenn., October 11, 2011 -- Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced that it has acquired the remaining 11.7 percent minority equity interest in Lion Oil Company (“Lion Oil”) held by a consortium of private investors.

Delek US is acquiring the minority equity interest from more than 20 investors, most of whom have been shareholders in Lion Oil since 1985.

Upon closing of the transaction, Delek US increased its total equity ownership in Lion Oil from 88.3 percent to 100 percent for approximately $13 million funded through existing cash on hand. Delek US acquired the minority equity interest for a total consideration below the carrying value attributed to the non-controlling interest in Lion Oil as of June 30, 2011.

Uzi Yemin, President and Chief Executive Officer of Delek US Holdings, remarked: “By assuming sole ownership of Lion Oil, we have increased flexibility with which to pursue a wider range of strategic initiatives capable of unlocking value for our shareholders, specifically as it relates to the growth and development of our marketing and logistics business.”

“Lion's three product distribution terminals, two crude pipelines and several hundred mile gathering system are now wholly-owned by Delek US. These assets join the three wholly-owned product terminals and pipelines held by our other subsidiaries to comprise a network of logistics assets that span from West Texas into the Mid-Continent. Over time, we intend to further grow this area of our business as we seek to expand our inland presence in the downstream energy markets,” concluded Yemin.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 390 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: management's ability to execute its strategy through acquisitions and transactional risks in acquisitions; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

U.S. Investor / Media Relations Contact:
Noel Ryan III
Head of Investor Relations & Corporate Communications
Delek US Holdings, Inc.
615-435-1356    (Direct)